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                                                                Exhibit (h)(102)

                                  AMENDMENT TO

                                    AGREEMENT

     THIS AMENDMENT is made this 1st day of July, 2010, between JANUS INVESTMENT FUND, a Massachusetts business trust (the "Trust"), and JANUS CAPITAL MANAGEMENT LLC, a Delaware limited liability company ("JCM").

                                   WITNESSETH

     WHEREAS, the Trust and Janus Capital Corporation are parties to an Agreement on behalf of Janus Global Opportunities Fund, dated March 13, 2001, as amended December 5, 2003 (the "Agreement");

     WHEREAS, Janus Capital Corporation's interest in the Agreement was transferred to and assumed by JCM by a Transfer and Assumption Agreement dated April 1, 2002;

     WHEREAS, JCM and the Trust desire to amend the Agreement as set forth in greater detail below;

     WHEREAS, the name of Janus Global Opportunities Fund has been changed to Perkins Global Value Fund effective July 1, 2010;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

     1. All references to "Janus Global Opportunities Fund" shall be replaced with "Perkins Global Value Fund."

     2. The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement and any prior amendments, contains the entire understanding and the full and complete agreement of the parties and supercedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

     3. This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first above written.

                                        JANUS CAPITAL MANAGEMENT LLC


                                        By: /s/ Heidi Hardin
                                            ------------------------------------
                                            Heidi W. Hardin
                                            Senior Vice President and General
                                            Counsel


                                        JANUS INVESTMENT FUND


                                        By: /s/ Stephanie Grauerholz-Lofton
                                            ------------------------------------
                                            Stephanie Grauerholz-Lofton
                                            Chief Legal Counsel, Vice President
                                            and Secretary